Exhibit 23.3

Consent of Expert

The Board of Directors
Zheng Hui Industry Corporation
Daokou Industry Park,Yingli
Town, Shouguang, Shandong Province
P.R. China, 262717

We consent to the reference to our firm under the caption "Experts" and “Industry Overview” in the Registration Statement on Form S-1 and related Prospectus of Zheng Hui Industry Corporation

Zero Power Intelligence Co., Ltd.

By:  /s/ Wu Hao
Project Manager: Wu Hao
Zero Power Intelligence Co., Ltd.
Shenzhen, China
October 27, 2010